UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2015

WeedHire International, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1 Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

(877) 766-3050
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of January 15, 2015, WeedHire International, Inc. (“we,” “us,” “our,” or “Company”) completed the sale of 110,000 shares of our Series A preferred stock as more fully described in Item 5.03 below at a price of $0.01 per share, or an aggregate of $1,100.00, to David Bernstein, our Chief Executive Officer and a member of our board of directors and Vlad Stelmak, our Chief Operating Officer and a member of our board of directors pursuant to the terms of their respective investment agreements (“Investment Agreements”).  Messrs. Bernstein and Stelmak each purchased 55,000 shares of the Series A preferred Stock for a purchase price of $550.00 each.

The foregoing description of the Investment Agreements are qualified in its entirety by reference to such Investment Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The securities issuance discussed in Item 1.01 above was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption provided by Section 4(a)(2) of the Securities Act because, among other things, the transaction did not involve a public offering, the purchasers acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2015, we filed a certificate of designation, preferences and rights of Series A preferred stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to designate 1,000,000 shares of our previously authorized preferred stock as Series A preferred stock.  The Certificate of Designation and its filing was approved by our Board on January 7, 2015, without shareholder approval as provided for in our articles of incorporation and under Delaware law.

The holders of shares of Series A preferred stock are not entitled to dividends or distributions.  The holders of shares of Series A preferred stock have the following voting rights:

●
Each share of Series A preferred stock entitles the holder to 1,000 votes on all matters submitted to a vote of our stockholders.  In the event that such votes do not total at least 51% of all votes of our stockholders, then the votes cast by the holders of the Series A preferred stock shall be equal to 51% of all votes cast at any meeting of our stockholders or any issue put to our stockholders for voting.

●
Except as otherwise provided in the Certificate of Designation, the holders of Series A preferred stock, the holders of our common stock, and the holders of shares of any other of our capital stock having general voting rights and shall vote together as one class on all matters submitted to a vote of our stockholders.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to such Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Series A Preferred Stock.
10.1	Investment Agreement between WeedHire International, Inc. and David Bernstein dated as of January 7, 2015.
10.2	Investment Agreement between WeedHire International, Inc. and Vlad Stelmak dated as of January 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEEDHIRE INTERNATIONAL, INC.

Date: January 21, 2015	By:	/s/ David Bernstein
David Bernstein, Chief Executive Officer